Exhibit 99.1

ANNEX A

THE TRUST STUDENT LOAN POOL

The trust student loans owned by the trust were originally selected from a portfolio of consolidation student loans owned by Student Loan Marketing Association by employing several criteria, including requirements that each trust student loan as of the original cutoff date:

•
was guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	was more than 120 days past the final disbursement;

•	was not more than 210 days past due;

•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the original cutoff date was subject to the depositor’s or the Student Loan Marketing Association’s prior obligation to sell that loan to a third party. The Student Loan Marketing Association was dissolved on December 31, 2004 and all of its obligations were assumed by its affiliate, SLM Education Credit Finance Corporation.

Unless otherwise specified, all information with respect to the trust student loans is presented as of July 31, 2014, which is the statistical disclosure date.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical disclosure date.  The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $3,433,282 to be capitalized as of the statistical disclosure date.  Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding.  The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans.  For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan.  The following tables reflect those loan segments within the number of loans.  In addition, 9 borrowers have more than one trust student loan.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical disclosure date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans and in rates of principal reduction.  Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical disclosure date may vary significantly from the actual

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term to maturity of any of the trust student loans as a result of prepayments or the granting of deferment and forbearance periods.

The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of trust student loans.

Percentages and dollar amounts in any table may not total 100% of the trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF THE STATISTICAL DISCLOSURE DATE
Aggregate Outstanding Principal Balance	$788,667,273
Aggregate Outstanding Principal Balance – Treasury Bill	$106,953,268
Percentage of Aggregate Outstanding Principal Balance – Treasury Bill	13.56%
Aggregate Outstanding Principal Balance – One-Month LIBOR	$681,714,005
Percentage of Aggregate Outstanding Principal Balance – One-Month LIBOR	86.44%
Number of Borrowers	22,319
Average Outstanding Principal Balance Per Borrower	$35,336
Number of Loans	38,263
Average Outstanding Principal Balance Per Loan – Treasury Bill	$26,968
Average Outstanding Principal Balance Per Loan – One-Month LIBOR	$19,877
Weighted Average Remaining Term to Scheduled Maturity	190 months
Weighted Average Annual Interest Rate	7.32%

We determined the weighted average remaining term to maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to the preliminary remarketing memorandum.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments.  The weighted average spread for special allowance payments to the 91-day Treasury bill rate was 3.10% as of the statistical disclosure date.

The weighted average spread for special allowance payments to the one-month LIBOR rate was 2.64% as of the statistical disclosure date.  See “Special Allowance Payments” in Appendix A to the preliminary remarketing memorandum.

For these purposes, the 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

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DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER INTEREST RATES AS OF THE STATISTICAL DISCLOSURE DATE
Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	1	$6,322	*
3.01% to 3.50%	3	86,574	*
3.51% to 4.00%	2	54,612	*
4.01% to 4.50%	0	0	0.0%
4.51% to 5.00%	25	222,511	*
5.01% to 5.50%	600	8,117,760	1.0
5.51% to 6.00%	3,351	51,232,784	6.5
6.01% to 6.50%	6,999	119,833,824	15.2
6.51% to 7.00%	11,285	204,946,682	26.0
7.01% to 7.50%	2,248	47,116,898	6.0
7.51% to 8.00%	5,267	129,038,644	16.4
8.01% to 8.50%	7,127	182,702,382	23.2
Equal to or greater than 8.51%	1,355	45,308,279	5.7

Total	38,263	$788,667,273	100.0%

* Represents a percentage greater than 0% but less than 0.05%.

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical disclosure date.  Because trust student loans with different interest rates are likely to be repaid at different rates, this information is not likely to remain applicable to the trust student loans after the statistical disclosure date.  See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools – Sallie Mae’s Student Loan Financing Business” in the original prospectus.

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DISTRIBUTION OF THE TRUST STUDENT LOANS BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF THE STATISTICAL DISCLOSURE DATE
Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	2,775	$7,512,662	1.0%
5,000.00-$ 9,999.99	2,308	17,368,486	2.2
$10,000.00-$14,999.99	3,012	37,527,707	4.8
$15,000.00-$19,999.99	2,325	40,334,224	5.1
$20,000.00-$24,999.99	1,688	37,955,489	4.8
$25,000.00-$29,999.99	1,507	41,351,947	5.2
$30,000.00-$34,999.99	1,267	41,035,779	5.2
$35,000.00-$39,999.99	1,039	38,825,877	4.9
$40,000.00-$44,999.99	840	35,651,056	4.5
$45,000.00-$49,999.99	672	31,907,186	4.0
$50,000.00-$54,999.99	632	33,093,841	4.2
$55,000.00-$59,999.99	533	30,594,576	3.9
$60,000.00-$64,999.99	448	28,026,127	3.6
$65,000.00-$69,999.99	394	26,510,510	3.4
$70,000.00-$74,999.99	351	25,428,925	3.2
$75,000.00-$79,999.99	285	22,078,066	2.8
$80,000.00-$84,999.99	243	20,067,013	2.5
$85,000.00-$89,999.99	219	19,148,638	2.4
$90,000.00-$94,999.99	216	19,987,340	2.5
$95,000.00-$99,999.99	136	13,263,703	1.7
$100,000.00 and above	1,429	220,998,120	28.0

Total	22,319	$788,667,273	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS BY DELINQUENCY STATUS AS OF THE STATISTICAL DISCLOSURE DATE
Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days	35,684	$711,388,895	90.2%
31-60 days	1,005	29,836,187	3.8
61-90 days	487	15,351,739	1.9
91-120 days	313	9,492,811	1.2
121-150 days	213	6,938,904	0.9
151-180 days	151	3,719,675	0.5
181-210 days	67	1,973,432	0.3
Greater than 210 days	343	9,965,631	1.3

Total	38,263	$788,667,273	100%

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DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL DISCLOSURE DATE
Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	51	$14,227	*
4 to12	258	264,136	*
13 to 24	749	1,500,428	0.2%
25 to 36	2,242	6,015,532	0.8
37 to 48	1,226	5,599,666	0.7
49 to 60	1,084	6,784,051	0.9
61 to 72	1,273	9,379,520	1.2
73 to 84	1,742	15,162,513	1.9
85 to 96	4,455	36,685,600	4.7
97 to 108	2,060	21,486,706	2.7
109 to 120	1,687	21,519,004	2.7
121 to 132	2,524	58,466,055	7.4
133 to 144	2,452	61,344,856	7.8
145 to 156	3,176	66,177,676	8.4
157 to 168	1,839	44,716,801	5.7
169 to 180	1,359	33,116,793	4.2
181 to 192	1,205	32,369,511	4.1
193 to 204	1,250	36,197,420	4.6
205 to 216	2,088	62,024,158	7.9
217 to 228	997	33,582,396	4.3
229 to 240	979	35,870,529	4.5
241 to 252	692	26,750,482	3.4
253 to 264	576	25,965,415	3.3
265 to 276	533	26,827,211	3.4
277 to 288	449	23,960,983	3.0
289 to 300	424	22,623,807	2.9
301 to 312	244	14,762,594	1.9
313 to 324	96	6,789,047	0.9
325 to 336	84	6,968,560	0.9
337 to 348	89	7,225,240	0.9
349 to 360	212	21,395,517	2.7
361 and above	168	17,120,835	2.2

Total	38,263	$788,667,273	100%
* Represents a percentage greater than 0% but less than 0.05%.

We have determined the number of months remaining to scheduled maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools –Sallie Mae’s Student Loan Financing Business” in the original prospectus.

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DISTRIBUTION OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE
Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	2,254	$61,428,212	7.8%
Forbearance	3,146	103,283,196	13.1
Repayment
First year in repayment	667	34,168,007	4.3
Second year in repayment	657	30,314,201	3.8
Third year in repayment	678	26,446,529	3.4
More than 3 years in repayment	30,861	533,027,129	67.6

Total	38,263	$788,667,273	100.0%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical disclosure date.  The borrower:

•	may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•	may be currently required to repay the loan – repayment.

See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools –Sallie Mae’s Student Loan Financing Business” in the original prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 99.5 calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical disclosure date.

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SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE
	Scheduled Months in Status Remaining
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	12.8	-	230.6
Forbearance	-	4.2	230.6
Repayment	-	-	179.7

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future.  Of the $61,428,212 aggregate outstanding principal balance of the trust student loans in deferment as of the statistical disclosure date, $29,177,324 or approximately 47.5% of such loans are to borrowers who had not graduated as of that date.  We expect that a significant portion of these loans could qualify for additional deferments or forbearances at the end of their current deferment periods as the related borrowers continue their education beyond their current degree programs.  As a result, the overall duration of any applicable deferment and forbearance periods as well as the likelihood of future deferment and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans.  See Appendix A to the original prospectus.

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GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS AS OF THE STATISTICAL DISCLOSURE DATE
State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	448	$10,055,550	1.3%
Alaska	72	1,160,328	0.1
Arizona	848	17,958,885	2.3
Arkansas	440	8,084,676	1.0
California	4,392	102,685,607	13.0
Colorado	867	15,802,686	2.0
Connecticut	293	5,826,352	0.7
Delaware	86	1,827,287	0.2
District of Columbia	148	3,923,079	0.5
Florida	1,994	47,485,449	6.0
Georgia	1,393	32,935,289	4.2
Hawaii	132	2,443,140	0.3
Idaho	215	4,387,758	0.6
Illinois	1,890	34,191,721	4.3
Indiana	555	8,995,891	1.1
Iowa	323	4,785,536	0.6
Kansas	941	16,064,929	2.0
Kentucky	303	5,790,698	0.7
Louisiana	1,325	28,579,135	3.6
Maine	104	1,846,559	0.2
Maryland	742	17,901,450	2.3
Massachusetts	568	11,938,717	1.5
Michigan	1,326	29,182,676	3.7
Minnesota	1,060	16,767,251	2.1
Mississippi	520	9,960,077	1.3
Missouri	1,206	23,832,995	3.0
Montana	117	1,980,741	0.3
Nebraska	161	3,157,888	0.4
Nevada	304	6,128,510	0.8
New Hampshire	113	2,328,113	0.3
New Jersey	582	13,214,316	1.7
New Mexico	151	3,550,116	0.5
New York	1,522	33,130,185	4.2
North Carolina	634	13,322,960	1.7
North Dakota	42	527,819	0.1
Ohio	207	3,769,604	0.5
Oklahoma	1,036	18,783,278	2.4
Oregon	942	20,004,943	2.5
Pennsylvania	887	16,312,880	2.1
Rhode Island	39	975,837	0.1
South Carolina	330	7,383,318	0.9
South Dakota	69	1,237,487	0.2
Tennessee	921	19,139,322	2.4
Texas	3,805	77,886,398	9.9
Utah	170	3,288,358	0.4
Vermont	26	660,046	0.1
Virginia	826	15,554,205	2.0
Washington	1,792	33,210,896	4.2
West Virginia	98	1,726,105	0.2
Wisconsin	881	17,953,596	2.3
Wyoming	67	1,078,314	0.1
Other	350	7,948,317	1.0

Total	38,263	$788,667,273	100.0%

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We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer’s records as of the statistical disclosure date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments.  Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan.  The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The servicer makes available to borrowers of student loans it holds (including the trust student loans) payment terms that may result in the lengthening of the remaining term of the student loans.  For example, not all of the loans sold to the trust provide for level payments throughout the repayment term of the loans.  Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans.  Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis.  The servicer also offers an income-sensitive repayment plan, under which repayments are based on the borrower’s income.  Under that plan, ultimate repayment may be delayed up to five years.  Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans.  These programs are applicable to the trust student loans and may be offered by the servicer to related borrowers at its discretion.

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The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL DISCLOSURE DATE
Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment	18,556	$311,460,790	39.5%
Other Repayment Options(1)	19,707	477,206,483	60.5

Total	38,263	$788,667,273	100.0%
(1) Includes, among others, graduated repayment and interest-only period loans.

With respect to interest-only loans, as of the statistical disclosure date, there are 1,272 loans with an aggregate outstanding principal balance of $50,453,921 currently in an interest-only period.  These interest-only loans represent approximately 6.4% of the aggregate outstanding principal balance of the trust student loans.  Interest-only periods range up to 48 months in overall length.

The servicer may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical disclosure date.  If repayment terms are offered to and accepted by those borrowers, the weighted average life of the securities could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN TYPE AS OF THE STATISTICAL DISCLOSURE DATE
Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	18,949	$355,396,709	45.1%
Unsubsidized	19,314	433,270,564	54.9

Total	38,263	$788,667,273	100.0%

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The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE STATISTICAL DISCLOSURE DATE
Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier	163	$3,559,917	0.5%
October 1, 1993 through June 30, 2006	38,100	785,107,356	99.5
July 1, 2006 and later	0	0	0.0

Total	38,263	$788,667,273	100.0%

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Guaranty Agencies for the Trust Student Loans.  The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY GUARANTY AGENCY AS OF THE STATISTICAL DISCLOSURE DATE
Name of Guaranty Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance	2,489	$34,517,626	4.4%
College Assist	128	2,590,785	0.3
Educational Credit Management Corporation	1,206	28,583,775	3.6
Great Lakes Higher Education Corporation	1,093	25,458,745	3.2
Illinois Student Assistance Commission	1,776	30,259,800	3.8
Kentucky Higher Education Assistance Authority	178	3,214,255	0.4
Louisiana Office Of Student Financial Assistance	557	9,229,277	1.2
Michigan Guaranty Agency	853	16,864,780	2.1
Montana Guaranteed Student Loan Program	9	116,456	*
New Jersey Higher Education Student Assistance Authority	386	7,420,707	0.9
New York State Higher Education Services Corporation	2,037	42,095,847	5.3
Northwest Education Loan Association	1,497	25,851,249	3.3
Oklahoma Guaranteed Student Loan Program	1,139	20,302,720	2.6
Pennsylvania Higher Education Assistance Agency	3,830	77,394,297	9.8
Student Loan Guarantee Foundation of Arkansas	282	4,716,327	0.6
Tennessee Student Assistance Corporation	696	12,321,143	1.6
Texas Guaranteed Student Loan Corporation	3,461	68,486,634	8.7
United Student Aid Funds, Inc.	16,646	379,242,850	48.1

Total	38,263	$788,667,273	100.0%
* Represents a percentage greater than 0% but less than 0.05%.

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SIGNIFICANT GUARANTOR INFORMATION

The information shown for the Significant Guarantor relates to all student loans, including but not limited to trust student loans, guaranteed by the Significant Guarantor.

We obtained the following information from various sources, including from the Significant Guarantor and/or from the Department of Education.  None of the depositor, Navient CFC, the servicer, their affiliates or the remarketing agents has audited or independently verified this information for accuracy or completeness.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. (“USA Funds”) was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960.   In accordance with its Certificate of Incorporation, USA Funds: (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions; (ii) guarantees education loans made pursuant to certain loan programs under the Higher Education Act, as well as loans made under certain private loan programs; and (iii) serves as the designated guarantor for education-loan programs under the Higher Education Act of 1965, as amended (“the Act”) in Arizona, Hawaii and certain Pacific Islands, Indiana, Kansas, Maryland, Mississippi, Nevada and Wyoming.

USA Funds contracts with Navient Solutions, Inc., a wholly owned subsidiary of Navient Corporation. USA Funds also contracts with Student Assistance Corporation, a wholly owned subsidiary of Navient Corporation. Navient Corporation and its subsidiaries are not sponsored by nor are they agencies of the United States of America.

Effective December 13, 2004, USA Funds became the sole member of the Northwest Education Loan Association, a guarantor serving the states of Washington, Idaho and the Northwest.

For the purpose of providing loan guarantees under the Act, USA Funds has entered into various agreements (collectively, the “Federal Reinsurance Agreements”) with the U.S. Secretary of Education (the “Secretary”). Pursuant to the Federal Reinsurance Agreements, USA Funds serves as a “guaranty agency” as defined in Section 435(j) of the Act. The Act allows the Secretary, after giving the guaranty agency notice and the opportunity for a hearing, to terminate the Federal Reinsurance Agreements if the Secretary determines that the administrative or financial condition of the guaranty agency jeopardizes the agency’s continued ability to perform its responsibilities under its guaranty agreement, it is necessary to protect the federal financial interest, or to ensure the continued availability of loans to student- or parent-borrowers.

Reinsurance is paid to USA Funds by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USA Funds under the Act and the disbursement date of loans. The rate of reinsurance ranges from 100 percent to 75 percent of USA Funds’

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losses on default-claim payments made to lenders. The Higher Education Amendments of 1998 (the “1998 Reauthorization Law”) reduced the reinsurance coverage for loans in default made on or after Oct. 1, 1998, to a range from 95 percent to 75 percent based upon the annual default claims rate of the guaranty agency.  Reinsurance on non-default claims remains at 100 percent.

The 1998 Reauthorization Law requires guaranty agencies to establish two (2) separate funds, a federal reserve fund (property of the United States) and an agency operating fund (property of the guaranty agency). The federal reserve fund is to be used to pay lender claims and to pay a default-aversion fee to the agency operating fund. The agency operating fund is to be used by the guaranty agency to pay its operating expenses.

On March, 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), which ended the origination and guarantee of new loans under the Federal Family Education Loan Program, effective for loans whose first disbursement was after June 30, 2010. As a result of the statute, USA Funds will continue to administer a portfolio of outstanding FFELP loans, but no longer may guarantee new federal student loans.

As of September 30, 2013, USA Funds held net assets on behalf of the federal reserve fund of approximately $193 million. Through September 30, 2013, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $61.6 billion.  Also, as of September 30, 2013, USA Funds had operating fund assets totaling almost $1.2 billion, which includes the $193 million of net assets held on behalf of the Federal Reserve Fund.

USA Funds’ “reserve ratio” complies with the U.S. Department of Education definition, which is determined by dividing the fund balance reserves, including non-cash allowance and other non-cash assets, in a guarantor’s federal reserve fund, by the total amount of loans outstanding. Following this formula, the reserve ratio for the federal reserve fund administered by USA Funds for the last five fiscal years was as follows:

	Reserve Ratio
	Federal Fiscal Year
Guarantor	2009	2010	2011	2012	2013
United Student Aid Funds, Inc.	0.380%	0.400%	0.394%	0.354%	0.313%

 USA Funds’ “recovery rate,” which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by USA Funds during the fiscal year by the aggregate amount of default claims paid by USA Funds outstanding at the end of the prior fiscal year. For the last five fiscal years, the “recovery rate” was as follows:

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	Recovery Rate
	Federal Fiscal Year
Guarantor	2009	2010	2011	2012	2013
United Student Aid Funds, Inc.	36.19%	32.90%	32.17%	31.82%	30.55%

USA Funds’ “loss rate” represents the percentage of claims purchased from lenders but not covered by reinsurance.  For the last five fiscal years, the “loss rate” was as follows:

	Loss Rate
	Federal Fiscal Year
Guarantor	2009	2010	2011	2012	2013
United Student Aid Funds, Inc.	4.48%	4.66%	4.71%	4.73%	4.74%

In addition, USA Funds’ “claims rate” represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year, less amounts remitted to the Secretary for defaulted loans that are rehabilitated relative to USA Funds’ existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years, the “claims rate” was as follows:

	Claims Rate
	Federal Fiscal Year
Guarantor	2009	2010	2011	2012	2013
United Student Aid Funds, Inc.	1.92%	1.69%	1.69%	1.58%	1.41%

USA Funds is headquartered in Fishers, Indiana. USA Funds will provide a copy of its most recent annual report upon receipt of a written request directed to its headquarters at P.O. Box 6028, Indianapolis, Indiana 46206-6028, Attention: Vice President, Corporate and Marketing Communications.

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

Pennsylvania Higher Education Assistance Agency (“PHEAA”) is a body corporate and  politic constituting a public corporation and government instrumentality created pursuant to the Pennsylvania Act of August 7, 1963, P.L. 549, as amended (the  “Pennsylvania Act”).

PHEAA has been guaranteeing student loans since 1964.  As of March 31, 2014, PHEAA has guaranteed a total of approximately $48.8 billion principal amount of Stafford Loans, $7.9 billion principal amount of PLUS and SLS Loans, and $52.1 billion principal amount of Consolidation Loans under the Higher Education Act.  PHEAA initially guaranteed loans only to residents of the Commonwealth of Pennsylvania (the “Commonwealth”) or persons who planned to attend or were attending eligible education institutions in the Commonwealth.  In May 1986, PHEAA began guaranteeing loans to borrowers who did not meet these residency requirements pursuant to its national guarantee program.  Under the Pennsylvania Act, guarantee payments on loans under PHEAA’s national guarantee program may not be paid from funds appropriated by the Commonwealth.

2003-1

Effective April 1, 2013 PHEAA was designated as the guarantor for the State of Georgia.  PHEAA accepted the transfer and assignment of the rights, duties and responsibilities as a Guaranty Agency under the Federal Family Education Loan Program from the Georgia Higher Education Assistance Corporation’s (GHEAC), the previous designated guarantor for the State of Georgia.  As a result PHEAA accepted the transfer and assignment of student loans with an aggregate of $687.8 million in original principal, net of cancellations.  All percentages and results for PHEAA in the charts below for periods of activity after April 1, 2013 include the impact of the additional guaranty volume received in the transfer.

PHEAA has adopted a default prevention program consisting of (i) informing new borrowers of the serious financial obligations incurred by them and stressing the financial and legal consequences of failure to meet all terms of the loan, (ii) working with institutions to make certain that student borrowers are enrolled in sound education programs and that the proper individual enrollment records are being maintained, (iii) assisting lenders with operational programs to ensure sound lending policies and procedures, (iv) maintaining up-to-date student status and address records of all borrowers in the guaranty program, (v) initiating prompt collection actions with borrowers who become delinquent on their loans, do not establish repayment schedules or “skip,” (vi) taking prompt action, including legal action and garnishment of wages, to collect on all defaulted loans, and (vii) adopting a general policy that no loan will be automatically “written off.”  Since the loan servicing program was initiated in 1974, PHEAA has never exceeded an annual default claims percentage of 5 percent and, as a result, federal reimbursement for default claims has thus far been at the maximum federal reimbursement level.

Default Claims. For the last five federal fiscal years (ending September 30), the annual default claims percentages have been as follows:

	Default Claims
	Federal Fiscal Year
Guarantor	2009	2010	2011	2012	2013
PHEAA	1.95%	1.75%	1.54%	1.88%	1.67%

As of March 31, 2014, PHEAA had total federal reserve-fund assets of approximately $101.8 million.  Through March 31, 2014, the outstanding amount of original principal on loans that had been directly guaranteed by PHEAA and transferred from GHEAC under the Federal Family Education Loan Program was approximately $36.1 billion.  In addition, as of March 31, 2014, PHEAA had total assets of $8.3 billion, which does not include Federal Reserve Fund assets.

Guarantee Volume.  PHEAA’s guaranty volume (the approximate aggregate principal amount of federally reinsured education loans, including PLUS Loans but excluding federal Consolidation Loans) was as follows for the last five federal fiscal years (ending September 30):

2003-1

	Guaranty Volume
	Federal Fiscal Year
	($ in Millions)
Guarantor	2009	2010	2011	2012	2013
PHEAA	$4,086	$913	$0	$0	$0

Reserve Ratio.  Under current law, PHEAA is required to manage the Federal Fund so net assets are greater than 0.25% of the original principal balance of outstanding guarantees.  The table below shows the reserve ratio for PHEAA for the last five federal fiscal years (ending September 30):

	Reserve Ratio
	Federal Fiscal Year
Guarantor	2009	2010	2011	2012	2013
PHEAA	0.25%	0.44%	0.40%	0.35%	0.25%
The table displays PHEAA’s calculation of the reserve ratio on a regulatory basis of accounting.  In addition to gain contingencies not recognized under generally accepted accounting principles, starting with fiscal year 2010 the reserve ratio includes an adjustment related to foregoing the transfer of default aversion fees from the Federal Reserve Fund to the Agency Operating Fund as agreed to in our management plan approved by the Department of Education on May 22, 2007.

Recovery Rates. A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the current year collections by the total outstanding claim portfolio for the prior fiscal year. The table below shows the cumulative recovery rates for PHEAA for the last five federal fiscal years (ending September 30):

	Recovery Rate
	Federal Fiscal Year
Guarantor	2009	2010	2011	2012	2013
PHEAA	29.32%	32.28%	31.50%	30.98%	29.85%